UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2016

UNUM GROUP

(Exact name of registrant as specified in its charter)

Delaware	001-11294	62-1598430
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Fountain Square

Chattanooga, Tennessee 37402

(Address of principal executive offices) (Zip Code)

(423) 294-1011

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 26, 2016, A.S. (Pat) MacMillan, Jr. and William J. Ryan retired from the Board of Directors of Unum Group in accordance with the company’s bylaws, which impose a mandatory retirement age of 72.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective May 26, 2016, the Board of Directors of Unum Group adopted amendments to the company’s Amended and Restated Bylaws (the “Bylaws”), which included the following changes in addition to other technical, non-substantive amendments:

•	Article II, Section 4 was amended to clarify that, in the event of the adjournment of a shareholder meeting, the time and place of the adjourned meeting must be announced at the meeting and that notice of an adjourned meeting must be given to the shareholders entitled to vote at the meeting as of any new record date fixed for the meeting.

•	Article II, Section 5 was amended to state that different or minimum vote requirements will apply when required by applicable law or regulation.

•	Article III, Section 1 was amended to (i) specify that whether a director election is contested shall be determined as of the tenth day prior to the date on which notice of the meeting for such election is first mailed, and (ii) contemplate the use of previously delivered contingent director resignation letters when a director fails to receive a majority of votes cast in an uncontested election.

•	Article III, Section 1 was amended to make clear that director nominations submitted pursuant to the advance notice provisions of the Bylaws must comply with those requirements in the context of a special meeting of shareholders.

•	Article V, Section 1 was amended to provide that shares may be uncertificated if authorized by resolution of the Board, and Article V, Sections 1 and 4 were amended to remove language permitting certificates to be requested.

•	Article VI, Section 1 was amended to permit electronic submission of waivers of notices.

•	Article VII, Section 5 was amended to state that the Court of Chancery of the State of Delaware shall also be the exclusive venue for any action as to which the Delaware General Corporate Law confers jurisdiction on such court.

The foregoing description of the amendments to the Bylaws is qualified in its entirety by reference to the full text of the Bylaws, as amended, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

Unum Group held its 2016 Annual Meeting of Shareholders on May 26, 2016. Matters submitted to shareholders at the meeting and voting results were as follows:

Item 1 – Election of Directors. Shareholders elected the thirteen director nominees listed below for one-year terms expiring in 2017, based upon the following voting results:

Nominee	For	Against	Abstained	Broker Non-Votes	Uncast
Theodore H. Bunting, Jr.	202,683,148	1,733,351	109,752	8,803,172	784
E. Michael Caulfield	202,983,999	1,465,414	76,838	8,803,172	784
Joseph J. Echevarria	202,710,858	1,749,184	66,209	8,803,172	784
Cynthia L. Egan	202,833,734	1,623,641	68,876	8,803,172	784
Pamela H. Godwin	201,238,872	3,212,962	74,417	8,803,172	784
Kevin T. Kabat	202,867,952	1,579,289	79,010	8,803,172	784
Timothy F. Keaney	202,838,109	1,474,301	213,841	8,803,172	784
Gloria C. Larson	201,084,976	3,372,621	68,654	8,803,172	784
Richard P. McKenney	201,680,982	2,642,331	202,938	8,803,172	784
Edward J. Muhl	201,106,723	3,337,695	81,833	8,803,172	784
Ronald P. O’Hanley	202,844,057	1,579,657	102,537	8,803,172	784
Francis J. Shammo	202,768,259	1,651,180	106,812	8,803,172	784
Thomas R. Watjen	200,520,054	3,903,597	102,600	8,803,172	784

Item 2 – Advisory Vote to Approve Executive Compensation. Shareholders approved, on an advisory basis, the compensation of Unum Group’s named executive officers, based upon the following voting results:

For	Against	Abstained	Broker Non-Votes	Uncast
198,710,453	5,564,366	251,432	8,803,172	784

Item 3 – Ratification of Appointment of Independent Registered Public Accounting Firm. Shareholders ratified the appointment of Ernst & Young LLP as Unum Group’s independent registered public accounting firm for 2016, based upon the following voting results:

For	Against	Abstained	Broker Non-Votes	Uncast
210,974,400	2,279,975	75,048	–	784

Item 4 – Approval of the Unum European Holding Company Limited Savings-Related Share Option Scheme 2016. Shareholders approved the Unum European Holding Company Limited Savings-Related Share Option Scheme 2016, based upon the following voting results:

For	Against	Abstained	Broker Non-Votes	Uncast
202,918,739	1,429,972	177,540	8,803,172	784

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed with this report:

3.1	Amended and Restated Bylaws of Unum Group, effective May 26, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unum Group
(Registrant)

Date: May 26, 2016	By:	/s/ J. Paul Jullienne
		Name:	J. Paul Jullienne
		Title:	Vice President, Managing Counsel
and Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Unum Group, effective May 26, 2016.